Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES‑OXLEY ACT OF 2002

In connection with the Annual Report of Simon Property Group, Inc. on Form 10‑K for the period ended December 31, 2019 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes‑Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Simon Property Group, Inc.

/s/ DAVID SIMON
David Simon
Chairman of the Board of Directors,
Chief Executive Officer and President

February 21, 2020

/s/ BRIAN J. MCDADE
Brian J. McDade
Executive Vice President, Chief Financial
Officer and Treasurer

February 21, 2020